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                                                                     Exhibit 4.4


                          COLLATERAL TRUSTEE AGREEMENT

     COLLATERAL TRUSTEE AGREEMENT (as amended and modified from time to time, this "Agreement") dated as of February 4, 2003, among WARNACO, INC., a Delaware corporation ("Warnaco"), as issuer under the Indenture (as defined below), THE WARNACO GROUP, a Delaware corporation ("Group"), as parent guarantor under the Indenture, each of the other subsidiaries of Group listed on the signature pages hereof or that become a party hereto pursuant to Section 5.10, as subsidiary guarantors under the Indenture (the "Subsidiary Guarantors" and together with Group, the "Guarantors"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as indenture trustee under the Indenture (in such capacity, the "Indenture Trustee"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as collateral trustee (in such capacity, the "Collateral Trustee").

     Reference is made to the Indenture, dated as of February ___, 2003 among Warnaco, the Guarantors and the Indenture Trustee (as such Indenture may be modified, amended and restated, supplemented or otherwise modified pursuant to the terms thereof, the "Indenture"), which governs the rights and duties of Warnaco, the Guarantors and the Holders under the Second Lien Notes due 2008 (the "Second Lien Notes") issued pursuant to the Indenture. Warnaco has entered into the Indenture as issuer of the Second Lien Notes. Each of the Guarantors has entered into the Indenture as guarantor, pursuant to which they have, jointly and severally, guaranteed the obligations under the Second Lien Notes for the benefit of the Holders. Simultaneously with the execution and delivery of this Agreement, Warnaco, the Guarantors and the Collateral Trustee have also entered into the Pledge and Security Agreement (as defined in the Indenture), and the Collateral Trustee and certain of the Loan Parties (as defined in the Indenture) have entered into the Mortgages (as defined in the Indenture) and have entered or may enter into other documents or instruments pursuant to which a Lien (as defined in the Indenture) is granted by Warnaco or a Guarantor to secure the Secured Obligations (as defined in the Indenture) or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, renewed, extended, supplemented or modified from time to time.

     Reference is also made to the Intercreditor Agreement to be executed simultaneously with this Agreement, pursuant to which the Senior Secured Parties (as defined in the Indenture) and the Secured Parties (as defined in the Indenture) have agreed, among other things, to share certain collateral and payments on the terms and conditions set forth therein, which collateral and payments have been provided by Warnaco and the Guarantors as security for the Secured Parties under the Collateral Documents.

     Warnaco, the Guarantors, and the Indenture Trustee on behalf of the Holders have requested the Collateral Trustee to act as collateral trustee for the Secured Parties hereunder and under the Collateral Documents. The Collateral Trustee is willing to act as collateral trustee for the Secured Parties hereunder and under the Collateral Documents on the terms and subject to the conditions set forth in this Agreement.

     Accordingly, the parties hereto hereby agree as follows:




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                                    ARTICLE I

                                   Definitions

     SECTION 1.01 Certain Definitions. (a) Terms used and not defined herein shall have the meanings specified in the Indenture or in the Pledge and Security Agreement.

     (b) As used in this Agreement, the capitalized terms defined in the recitals hereto shall have the meanings specified herein, and the following terms have the meanings specified below:

               "Intercreditor Agreement" means the Intercreditor Agreement dated as of February [__], 2003 among Citicorp North America, Inc., as Senior Agent, Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Wilmington Trust Company, as Collateral Trustee, Warnaco Group, Inc. and each subsidiary of The Warnaco Group, Inc. party thereto.

               "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of February ___, 2003, among Warnaco Inc., as a Grantor and Each Other Grantor From Time to Time Party Thereto, and Wilmington Trust Company, as Collateral Trustee, as amended, amended and restated, modified, supplemented or modified from time to time.

               "Trust Estate" means the right, title and interest of the Secured Parties under the Collateral Documents.

     (c) The words "hereof", "herein" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provisions hereof. All references herein to Articles or Sections shall, unless otherwise specified, be deemed to refer to Articles and Sections of this Agreement. As used in this Agreement, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" means "including but not limited to",
(b) "provisions" means "provisions, terms, covenants and/or conditions" and(c) reference to any agreement is to be construed as a reference to that agreement as it may from time to time be amended, amended and restated, supplemented or modified.

                                   ARTICLE II

                  Declaration and Acceptance of Trust, Remedies

     SECTION 2.01 Declaration and Acceptance of Trust. The Indenture Trustee, on behalf of the Holders, requests that Wilmington Trust Company act as collateral trustee for the Holders. The Collateral Trustee hereby declares, and each of Warnaco, the Guarantors and the Indenture Trustee, for itself and on behalf of the Holders, agrees that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the benefit of the Holders and the Indenture Trustee as provided herein. By acceptance of the benefits of this Agreement, the Indenture and the Notes, the Indenture Trustee and each Holder (whether or not a signatory hereto) (i) consent to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirm that the Collateral


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Trustee shall have the authority to act as the exclusive agent of such Holder
(x) for enforcement of any remedies under or with respect to any Collateral Document, (y) the giving or withholding of any consent or approval relating to any Collateral or any obligations of Warnaco or any Guarantor with respect thereto and (z) for the execution and delivery of the Intercreditor Agreement and the performance of all obligations in connection with the Intercreditor Agreement and (iii) agree that, except as provided in the Loan Documents, they shall not take any action to enforce any of such remedies or give any such consents or approvals.

                                  ARTICLE III

             Pledge and Security Agreement; Intercreditor Agreement

     SECTION 3.01 Execution and Delivery of the Collateral Documents. On the date hereof, the Collateral Trustee shall execute and deliver the Pledge and Security Agreement and each of the other Collateral Documents to which it is a party, and it shall thereafter act as collateral trustee on behalf of the Secured Parties on the terms and conditions as provided herein and therein.

     SECTION 3.02 Execution, Delivery and Performance of the Intercreditor Agreement. On the date hereof, the Collateral Trustee shall execute and deliver the Intercreditor Agreement as collateral trustee on behalf of the Secured Parties on the terms and conditions as provided herein and therein and from and after the date hereof shall perform all of its obligations thereunder for itself and as agent of each Holder.

                                   ARTICLE IV

                               Collateral Trustee

     SECTION 4.01 Delivery of Secured Documents. On the date hereof, Warnaco shall deliver to the Collateral Trustee a true and complete copy of each of the Loan Documents as in effect on the date hereof. Promptly upon the execution thereof, Warnaco shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to any Loan Document and of any Loan Documents entered into after the date of this Agreement.

     SECTION 4.02 Information as to Holders. Warnaco shall deliver to the Collateral Trustee from time to time upon request of the Collateral Trustee a list setting forth, by each Loan Document, (i) the aggregate principal amount outstanding thereunder, (ii) the interest rate or rates then in effect thereunder, and (iii) the names of the Holders thereof and the unpaid principal amount thereof owing to each such Holder. Warnaco shall furnish to the Collateral Trustee within 30 days of a request therefor a list setting forth the name and address of each party to whom notices must be sent by the Collateral Trustee under the Loan Documents, and Warnaco agrees to furnish promptly to the Collateral Trustee any changes or additions to such list.

     SECTION 4.03 Compensation and Expenses. Warnaco agrees to pay to the Collateral Trustee, from time to time upon demand, (i) compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services


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hereunder and for administering the Trust Estate, as heretofore agreed between the Collateral Trustee and Warnaco, and (ii) all of the reasonable fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Trustee elects to retain) (a) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and the other Loan Documents, or the enforcement of any provisions hereof and thereof, or (b) incurred or required to be advanced in connection with the administration of the Trust Estate or the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and the other Loan Documents and in and to the Collateral and the Trust Estate. The obligations of Warnaco under this Section 4.03 shall survive the termination of this Agreement.

     SECTION 4.04 Stamp and Other Similar Taxes. Warnaco agrees to indemnify and hold harmless the Collateral Trustee and each other Secured Party from any present or future claim or liability for any mortgage, stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement and the other Loan Documents. The obligations of Warnaco under this Section 4.04 shall survive the termination of this Agreement.

     SECTION 4.05 Filing Fees, Excise Taxes, Etc. Warnaco agrees to pay or to reimburse the Collateral Trustee for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and the other Loan Documents to the extent the same may be paid or reimbursed by Warnaco without subjecting the Collateral Trustee or any Secured Party to any civil or criminal liability. The obligations of Warnaco under this Section 4.05 shall survive the termination of this Agreement.

     SECTION 4.06 Indemnification. (a) Each of Warnaco and the Guarantors, jointly and severally, agrees to pay, indemnify, and hold the Collateral Trustee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents; provided, however, that the Collateral Trustee shall not be indemnified under this clause to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are found by final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee.

     (b) In any suit, proceeding or action brought by the Collateral Trustee with respect to the Collateral or for any sum owing in respect of Secured Obligations, or to enforce the provisions of this Agreement or any other Loan Document, each of Warnaco and the Guarantors, jointly and severally, shall save, indemnify and keep the Collateral Trustee and each of the other Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever incurred or suffered by the Collateral Trustee or such other Secured Party, as the case may be, arising out of a breach by Warnaco or any Guarantor of any obligation set forth in this Agreement or any other Loan Document, and all such obligations of Warnaco and each Guarantor shall be and remain


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enforceable against and only against Warnaco and such Guarantor and shall not be enforceable against the Collateral Trustee or any other Secured Party. The provisions of this Section 4.06. shall survive the termination of this Agreement.

     SECTION 4.07 Further Assurances. At any time and from time to time, upon the written request of the Collateral Trustee, and at the expense of Warnaco or the Guarantors, each of Warnaco and any Guarantor shall promptly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.

     SECTION 4.08 Certain Duties. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as it customarily deals with similar collateral of other parties held by it. The Collateral Trustee shall promptly deliver to the Indenture Trustee a copy of each notice, request, report or other document delivered to it pursuant to any Loan Document to which it is a party.

     SECTION 4.09 Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by Warnaco or the Guarantors. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of Warnaco or the Guarantors thereto or as to the security afforded by this Agreement or any other Loan Document, or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of this Agreement, any other Loan Document or of the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate.

     (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by Warnaco, any Guarantor or any other person of any of the covenants or agreements contained herein or in any other Loan Document. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Collateral Trustee may rely on a certificate of such Secured Party as to such amount, and if any Secured Party shall not provide such information to the Collateral Trustee, such Secured Party shall not be entitled to receive payments hereunder (in which case the amounts otherwise payable to such Secured Party shall be held in trust for such Secured Party) until such Secured Party has provided such information to the Collateral Trustee.

     (c) The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement or any Loan Document, except for such actions or omissions that constitute gross negligence or willful misconduct by the Collateral Trustee. The Collateral Trustee and its affiliates may make credit extensions to, accept deposits from and generally engage in any kind of business with Warnaco and its parent or Subsidiaries as though the Collateral Trustee were not the collateral trustee hereunder.


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     SECTION 4.10 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall select with due care. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

     SECTION 4.11 Reliance by Collateral Trustee. (a) Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of Warnaco delivered to the Collateral Trustee, and such officer's certificate shall be full warranty to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

     (b) The Collateral Trustee may consult with counsel, and any opinion of such counsel (which may be in-house counsel for the Collateral Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

     (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or any other Loan Document.

     (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Agreement unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including, without limitation, such reasonable advances as may be requested by the Collateral Trustee.

     SECTION 4.12 Limitations on Duties of Collateral Trustee. The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Indenture Trustee. Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Indenture Trustee. The Collateral Trustee shall make available for inspection and copying by the Indenture Trustee each certificate or other paper furnished to the Collateral Trustee by Warnaco or any Guarantor under or in respect of this Agreement or any other Loan Document or any portion of the Trust Estate.

     SECTION 4.13 Funds to be Held in Trust. All funds received by the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held in accordance with the provisions hereof.


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     SECTION 4.14 Resignation of the Collateral Trustee. (a) The Collateral
Trustee may at any time, by giving 30 days' prior written notice to Warnaco and the Indenture Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 60 days from the date of such notice and (ii) the appointment of a successor collateral trustee or collateral trustees by the Required Holders (or any agent or representative at their request). If no successor collateral trustee or collateral trustees shall be appointed and approved within 60 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation) shall, or any Secured Party or Warnaco may, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees approved by the Required Holders (or any agent or representative at their request) as above provided.

     (b) If at any time the Collateral Trustee shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees may be appointed by the Required Holders (or any agent or representative at their request), and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed.

     (c) The appointment and designation referred to in Section 4.14(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors. Such predecessor or predecessors shall, nevertheless, on the written request of the Required Holders (or any agent or representative at their request) or their or its successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and funds held by it or them to such successor collateral trustee or collateral trustees.

     (d) Any required filing for record of the instrument appointing a successor collateral trustees as hereinabove provided shall be at the expense of Warnaco.

     SECTION 4.15 Status of Successors to Collateral Trustee. Except as permitted by Section 4.14, every successor to the Collateral Trustee appointed pursuant to Section 4.14 shall


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be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight contiguous States, and shall also have capital, surplus and undivided profits of not less than $50,000,000.

     SECTION 4.16 Merger of Collateral Trustee. Any corporate person into which the Collateral Trustee may be merged, or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be the Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

     SECTION 4.17 Appointment of Additional and Separate Collateral Trustee. Whenever (i) the Collateral Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, or (ii) the Collateral Trustee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interest of the Secured Parties, then in any such case, subject to the Intercreditor Agreement, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. Each of Warnaco and the Guarantors hereby consents to all actions taken by the Collateral Trustee under the foregoing provisions of this Section 4.17.

                                   ARTICLE V

                                  Miscellaneous

     SECTION 5.01 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article Eight of the Indenture and Section 5.3 of the Intercreditor Agreement.

     SECTION 5.02 Notices. All notices, requests and demands (i) to or upon Warnaco or any Guarantor shall be addressed to or care of Warnaco at Warnaco's notice address set forth below:

               The Warnaco Group Inc.
               90 Park Avenue
               New York, NY 10016
               Attention:  Chief Financial Officer
               Telecopy No.:  (212) 287-8546
               Email: [_______]


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               with a copy to the General Counsel of Group;

               (ii) to the Indenture Trustee at:

               Wells Fargo Bank Minnesota,
                 National Association
               Corporate Trust Services
               MAC N9303-120
               Sixth & Marquette
               Minneapolis, MN 55479
               Telecopy No.: (612) 667-9825

               (iii) to the Collateral Trustee at:

               Wilmington Trust Company
               1100 North Market Street
               Rodney Square North
               Wilmington, DE 19896
               Attn:  Corporate Trust Administration
               Telecopy No.: (302) 636-4140

     SECTION 5.03 No Waiver by Course of Conduct, Cumulative Remedies. The Collateral Trustee shall not by any act (except by a written instrument pursuant to Section 5.01), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     SECTION 5.04 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each party hereto and shall inure to the benefit of each such party and its assigns.

     SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed signature page.

     SECTION 5.06 Severability. Any provisions of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any


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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.07 Section Headings. The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

     SECTION 5.08 Entire Agreement. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereto concerning the Secured Obligations.

     SECTION 5.09 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     SECTION 5.10 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 5.11 Waiver of Jury Trial. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the other Loan Documents or the actions of any party in the negotiation, administration, performance or enforcement thereof.

     SECTION 5.12 Subsidiary Guarantors. If, pursuant to Section 13.04 of the Indenture, any Person who is not a Subsidiary Guarantor becomes a Subsidiary Guarantor under the Indenture, such Subsidiary shall execute and deliver to the Collateral Trustee (with a copy to the Administrative Agent) a Joinder Agreement substantially in the form of Annex 1 (Form of


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Joinder Agreement) hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Effective Date.

                            [Signature Pages follow]


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

     IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Trust Agreement to be duly executed and delivered as of the date first above written.

                                       The Issuer:

                                       WARNACO INC.,


                                       By: /s/ James P. Fogarty
                                          --------------------------------------
                                          Name: James P. Fogarty
                                          Title:


                                       The Parent Guarantor:

                                       THE WARNACO GROUP, INC.


                                       By: /s/ James P. Fogarty
                                          --------------------------------------
                                          Name: James P. Fogarty
                                          Title:

                                       The Subsidiary Guarantors:

                                       184 Benton Street Inc.
                                       A.B.S. Clothing Collection, Inc.
                                       Abbeville Manufacturing Company
                                       Authentic Fitness Corporation
                                       Authentic Fitness On-Line, Inc.
                                       Authentic Fitness Products Inc.
                                       Authentic Fitness Retail Inc.
                                       CCC Acquisition Corp.
                                       C.F. Hathaway Company
                                       Calvin Klein Jeanswear Company
                                       CKJ Holdings, Inc.
                                       Designer Holdings Ltd.
                                       Gregory Street, Inc.
                                       Jeanswear Holdings, Inc.
                                       Kai Jay Manufacturing Company
                                       Myrtle Avenue, Inc.
                                       Outlet Holdings, Inc.
                                       Outlet Stores, Inc.
                                       Penhaligon's by Request, Inc.
                                       Rio Sportswear, Inc.
                                       Ubertech Products, Inc.

                                       Warnaco International, Inc.
                                       Warnaco International, LLC
                                       Warnaco Men's Sportswear Inc.
                                       Warnaco Puerto Rico, Inc.
                                       Warnaco Sourcing Inc.
                                       Warnaco U.S. Inc.
                                       Warner's De Costa Rica Inc.


                                       By: /s/ James P. Fogarty
                                          --------------------------------------
                                          Name: James P. Fogarty
                                          Title:


                                       WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION,
                                          as Indenture Trustee,


                                       By: /s/ Timothy Mowdy
                                          --------------------------------------
                                          Name:  Timothy Mowdy
                                          Title: Assistant Vice President


                                       WILMINGTON TRUST COMPANY,
                                          as Collateral Trustee,


                                       By: /s/ James J. McGinley
                                          --------------------------------------
                                          Name:  James J. McGinley
                                          Title: Authorized Signer


                                       13